EXHIBIT 10.3

ASSIGNMENT OF LEASE AGREEMENT

This Assignment of Lease Agreement is made this 29th day of June, 2004 by and among OCULAR SCIENCES PUERTO RICO, INC., corporation organized and existing under the laws of the Commonwealth of Puerto Rico (hereinafter the “Assignor”); OCULAR SCIENCES CAYMAN ISLANDS CORPORATION a corporation organized and existing under the laws of the Cayman Islands authorized to do business in Puerto Rico (hereinafter the “Assignee”); and the PUERTO RICO INDUSTRIAL DEVELOPMENT COMPANY, a public corporation and an instrumentality of the Commonwealth of Puerto Rico (hereinafter the “Landlord”).

WITNESSETH

WHEREAS, the Assignor is the lessee of Project No. S-1501-0-97 and extension in Juana Diaz, Puerto Rico (the “Premises”) under a Lease Agreement dated November 6, 2003 between the Landlord and the Assignor (hereinafter the “Lease”); and amended December 30, 2003, and

WHEREAS, the parties hereto desire that the Assignor transfer to the Assignee all of its rights and responsibilities, title and interest in, to and under the Lease with respect to the Premises.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. The Assignor does hereby assign, transfer and deliver to the Assignee all rights and responsibilities, title and interest of the Assignor in, to and under the Lease, to have and to hold Projects No. S-1501-0-97 and extension unto the Assignee, its successors and assigns, effective as of the date hereof and continuing for the remainder of the term of the Lease and any extension thereto, subject, nevertheless, to the rents, covenants, conditions and provisions set forth therein.

2. The Assignee for itself, its successors and assigns does hereby accept the Premises and covenants that it will pay all rent now due or hereafter accruing after the date hereof according to the terms and conditions of the Lease, and will perform and observe all the covenants, conditions, stipulations and provisions in the Lease contained with such modifications and/or amendments thereto as Landlord and Assignee may mutually agree, which are to be performed or observed by the lessee thereunder after the date hereof.

3. The Landlord hereby consents and agrees to the assignment of all of the Assignor’s rights and responsibilities, title and interest in, to and under the Lease with respect to the Premises in favor of the Assignee, releasing the Assignor from any and all of its obligations under the Lease with respect to the Premises.

4. The Landlord hereby ratifies the Lease with respect to the Premises; and certifies: (a) that the Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way; except for the modifications and amendments approved in this contract as mutually agreed to by Landlord and Assignee; (b) that neither party thereto is in default thereunder; (c) that the Lease and the December 30, 2003 amendment represents the entire agreement between the Landlord and the Assignor regarding the lease of Projects No. S-1501-0-97 and extension; (d) that as of the date of this Agreement there are no existing defenses or offsets which the Landlord has to the enforcement of the Lease by the Assignor and/or the Assignee; and (e) that the Assignor is not in arrears in the payment of rent under the Lease. Notwithstanding the above, Landlord reserves the right to assert its claims against the Assignor for any and all environmental conditions directly attributable to their occupancy of the Premises including but without limiting ourselves, the septic tank systems shown in Schedule A to the Supplement and Amendment to Lease Contract.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date hereinbefore set forth.

OCULAR SCIENCES PUERTO RICO, INC. SSP # 66-0610667

By:	/s/ Roland Torres
Name:	Roland Torres
Title:	General Manager

OCULAR SCIENCES CAYMAN ISLANDS CORPORATION SSP # 98-0213394

By:	/s/ Roland Torres
Name:	Roland Torres
Title:	General Manager

PUERTO RICO INDUSTRIAL DEVELOPMENT COMPANY SSP 66-0292871

By:	[/s/ Illegible]
Name:
Title:

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